Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Lynda L. Glass
EVP/Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION INCREASES
QUARTERLY CASH DIVIDEND AND
ANNOUNCES COMMON STOCK REPURCHASE PROGRAM

GETTYSBURG, PA, October 24, 2022 --- ACNB Corporation (NASDAQ: ACNB), financial holding company for ACNB Bank and ACNB Insurance Services, Inc., announced today that the Board of Directors approved and declared a regular quarterly cash dividend of $0.28 per share of ACNB Corporation common stock payable on December 15, 2022, to shareholders of record as of December 1, 2022. This per share amount reflects a 7.7% increase over the same quarter of 2021 and will result in aggregate dividend payments of approximately $2.4 million to ACNB Corporation shareholders in the fourth quarter of 2022. Compared to a year ago, ACNB Corporation paid a $0.26 dividend per common share in the fourth quarter of 2021.
In addition, the ACNB Corporation Board of Directors approved a new plan to repurchase, in open market and privately negotiated transactions, up to 255,575, or approximately 3.0%, of the outstanding shares of the Corporation’s common stock. The amount and timing of any shares repurchased will be evaluated and determined based upon current market conditions and other factors, with no guarantee as to the exact number of shares that will be repurchased. The common stock repurchases are expected to be

ACNB Corporation
Press Release/Quarterly Cash Dividend and
Common Stock Repurchase Program
October 24, 2022

funded by using available capital. Further, this new common stock repurchase program replaces and supersedes any and all earlier announced repurchase plans.
“The actions of the ACNB Corporation Board of Directors to enhance the quarterly cash dividend and to authorize a new common stock repurchase program reflects our ongoing and long-term commitment to maximizing shareholder value. Providing a fair return on the investment of the Corporation’s shareholders is fundamental and clearly evidenced by our solid quarterly dividend payments over a history of decades. The declaration of the $0.28 dividend per common share for the fourth quarter of 2022 is an increase of $0.02 per share, or 7.7%, over the same quarter of 2021. This significant increase is predicated upon ACNB Corporation’s 2022 financial performance and strong capital base,” said James P. Helt, ACNB Corporation President & Chief Executive Officer.
Mr. Helt continued, “As 2022 comes to a close, the Corporation’s strategic focus remains constant in seeking opportunities for both organic and inorganic growth. At ACNB Corporation, the vision is to be the independent financial services provider of choice in the core markets served by building relationships and finding solutions. As always, our staff members work diligently to fulfill this vision for the benefit of customers and shareholders alike.”
With the declaration of the fourth quarter cash dividend for 2022, the regular quarterly cash dividends paid to shareholders for the year of 2022 will total $1.06 per common share. This per share amount will result in a total of more than $9.1 million paid to shareholders for 2022. In comparison to a year ago, ACNB Corporation paid a total of $1.03 per common share in 2021---$1.01 per common share in regular quarterly dividends coupled with the special cash dividend of an additional $0.02 per common share paid on June 15, 2021---and an aggregate of nearly $9.0 million to shareholders during the same period.
ACNB Corporation, headquartered in Gettysburg, PA, is the $2.7 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and ACNB Insurance

ACNB Corporation
Press Release/Quarterly Cash Dividend and
Common Stock Repurchase Program
October 24, 2022

Services, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 18 community banking offices, located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York, as well as loan offices in Lancaster and York, PA, and Hunt Valley, MD. As divisions of ACNB Bank operating in Maryland, FCB Bank and NWSB Bank serve the local marketplace with a network of five and six community banking offices located in Frederick County and Carroll County, MD, respectively. ACNB Insurance Services, Inc. is a full-service agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster and Jarrettsville, MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.
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FORWARD-LOOKING STATEMENTS - In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties, and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: short-term and long-term effects of inflation and rising costs on the Corporation, customers and economy; effects of governmental and fiscal policies, as well as legislative and regulatory changes; effects of new laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which the Corporation and its subsidiaries must comply; impacts of the capital and liquidity requirements of the Basel III standards; effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short-term and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; effects of economic conditions particularly with regard to the negative impact of severe, wide-ranging and continuing disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) and any other pandemic, epidemic or health-related crisis and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inflation, securities market and monetary fluctuations; risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; effects of technology changes; effects of general economic conditions and more specifically in the Corporation’s market areas; failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism or geopolitical instability; disruption of credit and equity markets; ability to manage current levels of impaired assets; loss of certain key officers; ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage,

ACNB Corporation
Press Release/Quarterly Cash Dividend and
Common Stock Repurchase Program
October 24, 2022

regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2022-37
October 24, 2022